UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

April 19, 2016

HF FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	033-44383	46-0418532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South Main Avenue Sioux Falls, SD (Address of principal executive offices)	57104 (Zip Code)

(605) 333-7556

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                                  OTHER ITEMS.

On April 19, 2016, Great Western Bancorp, Inc. (“Great Western”) and HF Financial Corp. (“HF Financial”) issued a press release announcing that (i) the merger of HF Financial into Great Western, pursuant to the Agreement and Plan of Merger, dated as of November 30, 2015 (the “Merger Agreement”), is expected to close on or about May 13, 2016, subject to receipt of stockholder approval at the special meeting of HF Financial stockholders scheduled for May 10, 2016 and other customary closing conditions; and (ii) the election deadline for holders of HF Financial common stock to elect the form of consideration they wish to receive in the merger, subject to the allocation and proration provisions of the Merger Agreement, will be 5:00 p.m., Eastern Time, on May 10, 2016, unless extended.  The election materials were mailed on or about April 12, 2016 to HF Financial stockholders of record as of April 8, 2016.  Questions regarding the election materials may be directed to Innisfree M&A Incorporated, the information agent for the election process, at (888) 750-5834.

A copy of the press release containing the announcements is attached here to Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits:

99.1                        Press Release dated April 19, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF Financial Corp.
(Registrant)

Date: April 19, 2016	By:	/s/ Stephen M. Bianchi
Stephen M. Bianchi, President and Chief Executive Officer (Duly Authorized Officer)

Date: April 19, 2016	By:	/s/ Brent R. Olthoff
Brent R. Olthoff, Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)